FOR IMMEDIATE RELEASE

Hallmark Financial Services, Inc. To Present at the

Raymond James 33rd Annual Institutional Investors Conference

FORT WORTH, Texas, (February 28, 2012) - Hallmark Financial Services, Inc. (NASDAQ: HALL) announced today that Mark E. Schwarz, Executive Chairman, and Mark J. Morrison, Chief Executive Officer and President, will make a presentation at the Raymond James 33rd Annual Institutional Investors Conference located at the JW Marriott Grande Lakes, 4040 Central Florida Parkway, Orlando, Florida on Wednesday, March 7, 2012, at 8:40 a.m. EST.  The presentation materials will be available on Hallmark’s website at www.hallmarkgrp.com on and after the date of the presentation.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services. The Company is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

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For further information, please contact:

Mark J. Morrison, President and Chief Executive Officer at 817.348.1600

www.hallmarkgrp.com